SCHEDULE 14A INFORMATION

               Soliciting Materials Pursuant to Section 14(a)
                  of the Securities Exchange Act of 1934
                  [Amendment No. . . . . . . . . . . . ]

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /    Preliminary Proxy Statement (Revocation of Consent)
/ / Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /    Definitive Proxy Statement (Revocation of Consent Statement)
/X/    Definitive Additional Materials
/ /    Soliciting Material Pursuant to Section 240.14a-12


               WISCONSIN CENTRAL TRANSPORTATION CORPORATION
               --------------------------------------------
             (Name of Registrant as specified in its charter)


    (Name of person(s) filing proxy statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction applies:  _____
          ___________________
     2)   Aggregate number of securities to which transaction applies: _________
          _______________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          _____________________________

     4)   Proposed maximum aggregate value of transaction: _____________________
          ___
     5)   Total fee paid: _______________________

/ /  Fee paid previously by written preliminary materials.

/ / Check box if any part of the fee is offset as provided in Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid: _______________________________________________
     2)  Form, Schedule or Registration Statement No.: _________________________
     3)  Filing Party: _________________________________________________________
     4)  Date Filed: ___________________________________________________________



                                 Sch 14A Cover Page 1

                  WISCONSIN CENTRAL TRANSPORTATION CORPORATION

             Commences Distribution of Consent Revocation Materials

                 Urges Shareholders to Reject Burkhardt Group's
                            Attempt to Seize Control

                  State of Wisconsin Investment Board Supports
                               Current WCTC Board


         ROSEMONT, Ill. -- November 14, 2000 -- (Nasdaq:WCLX): Wisconsin Central Transportation Corporation (WCTC) has commenced distribution of consent revocation materials to its shareholders. The company is soliciting revocations of consent in opposition to the solicitation of consents by a group of dissidents led by Edward A. Burkhardt (the "Burkhardt Group"), which is seeking to replace the WCTC board with its own nominees. The WCTC board unanimously opposes the Burkhardt Group's solicitation to seize control of the company.

         The company also announced that its second largest shareholder, the State of Wisconsin Investment Board (SWIB), has indicated it will support the company's current directors and withhold its consent from the Burkhardt Group. SWIB owns approximately 9.8 percent of WCTC's outstanding common stock.

         WCTC's consent revocation materials highlight the current board's commitment to maximizing shareholder value as demonstrated in the following actions:

o As announced on November 3, 2000, the board is pursuing a full range of strategic alternatives to maximize shareholder value. The company has retained the investment banking firm of Goldman, Sachs & Co. to act as financial advisor to the board in evaluating alternatives including, but not limited to, sale of the company and divestiture of its international holdings.

o As announced on November 9, 2000, the company has retained Deutsche Bank AG to act as financial advisor in connection with the potential disposition of shares in Tranz Rail Holdings Limited.

o In September 2000, the company restructured its North American operations, the first initiative coming out of an internal strategic review, which included simplifying its organizational structure and eliminating 44 salaried positions.

o Since March 21, 2000, the company has repurchased 10 percent of the shares outstanding.

     Company materials point out that the last three years of Burkhardt's tenure as CEO saw the company's common stock price fall from a high of $44.00 in the first quarter of 1997 to a low of $12.38 in the second quarter of 1999, just prior to Burkhardt's removal by the board. Since Burkhardt's departure, the current management has improved operations at the company, as the following results indicate:

o North American operations reported record revenues in every quarter, and the operating ratio (operating expenses as a percentage of operating revenue) for the North American operations averaged 74% for the twelve months ended September 30, 2000, much better than the average of 83% for North American Class I railroads in the twelve months ended June 30, 2000, the most current available data.

o The company's New Zealand affiliate, Tranz Rail Holdings Limited, set new revenue and tonnage records for the last fiscal year and reported an operating profit improvement of 125 percent.

o The company's UK affiliate, English Welsh & Scottish Railway Holdings Limited, reported year-over-year revenue growth in the last four successive quarters following two years of revenue declines and disappointments under Burkhardt's leadership.

o In the twelve months ended June 30, 2000, compared to the previous 12 months in which Burkhardt was CEO, free cash flow of the company and free cash flow of the company's international affiliates, taken together, improved by $112.3 million.

     The company urges its shareholders to support the company's current directors and withhold consent from the Burkhardt Group. Copies of the company's materials are available from D.F. King & Co., Inc. at (800) 769-4414.

About Wisconsin Central Transportation Corporation

WCTC's principal subsidiaries, Wisconsin Central Ltd., Fox Valley & Western Ltd., Algoma Central Railway Inc., Sault Ste. Marie Bridge company, and Wisconsin Chicago Link Ltd., form the Wisconsin Central System and operate approximately 2,800 route miles of railway serving Wisconsin, Illinois, Minnesota, Michigan's Upper Peninsula, and Ontario, Canada. WCTC holds 42.5 percent equity interest in English Welsh & Scottish Railway Holdings Limited, Great Britain's primary freight railroad, 23.7 percent equity interest in Tranz Rail Holdings Limited, New Zealand's nationwide railroad and transportation company, and 33 percent equity interest in Australian Transport Network Limited
(ATN), which operates on the Australian mainland and in Tasmania. This press release contains certain statements that are "forward-looking," within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding, among other matters, the beliefs, expectations, plans and estimates of the company with respect to certain future events, including without limitation assumptions related to market valuation and future performance and similar expressions concerning matters that are not historical facts. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that could cause actual events to differ materially from those expressed in those statements.

This information was furnished on behalf of Wisconsin Central Transportation Corporation, its Board of Directors and Management. Information regarding the participants in Wisconsin Central's consent revocation solicitation and their interest in such solicitation may be obtained by reviewing Wisconsin Central's consent revocation materials filed with the Securities and Exchange Commission ("SEC") on November 14, 2000. Wisconsin Central is sending its stockholders definitive consent revocation materials, which should be read as they contain important information. A copy of Wisconsin Central's definitive consent revocation materials may be obtained free of charge at the SEC's web site at http://www.sec.gov . Shares of Wisconsin Central Transportation Corporation are publicly traded on The Nasdaq Stock Market(R) under the symbol WCLX. For more information, see our home page: www.wclx.com .

CONTACTS:

Ann G. Thoma                                George Sard/Paul Caminiti/Hugh Burns
Wisconsin Central                           Citigate Sard Verbinnen
Transportation Corporation                  (212) 687-8080
(847) 318-4588

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